UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2023

THE CHILDREN’S PLACE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	PLCE	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2023, the Company announced it became aware of an inadvertent calculation error contained in the June, July and August monthly borrowing base certificates provided to the lenders under its asset-based credit agreement (the “Credit Agreement”), all of which have since been remedied. While the lenders determined that the errors resulted in certain technical defaults under the Credit Agreement, the Company and the lenders entered into a Waiver and Amendment Agreement (the “Waiver Agreement”) on October 24, 2023, pursuant to which the lenders waived all of the defaults and the Company agreed to certain temporary enhanced reporting requirements and temporary restrictions on certain payments.

In addition, the Company announced the following:

•	The Company’s Credit Agreement remains in full force and effect, providing for a $445 million revolving credit facility through November 2026. At no time prior to or following entering into the Waiver Agreement was the Company prevented from borrowing under the Credit Agreement in the ordinary course. In addition, the Waiver Agreement does not contain any amendments to the economic terms set forth in the Credit Agreement.

•	As of October 14, 2023, the date of the most recent borrowing base certificate provided to the lenders, the Company maintained Excess Availability, as defined in the Credit Agreement, of approximately $75.1 million or 17.3%, which is above the 10% minimum Excess Availability threshold under the Credit Agreement.

•	The Waiver Agreement has no material impact on the Company’s business, results of operations or financial condition. As a result of the Waiver Agreement, there were no impacts on the Company’s historical financial statements, other than updated footnote disclosure to reflect the matters set forth herein. In addition, the Company is reviewing changes to internal controls over financial reporting.

•	The Company believes that its existing cash on hand, cash generated from operations, and funds available to it under the Credit Agreement will be sufficient to fund the Company’s capital and cash requirements for the foreseeable future.

The description of the Waiver Agreement set forth herein is qualified in its entirety by reference to the full text thereof, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on 10-Q for the quarter ended October 28, 2023.

Forward-Looking Statements

This Current Report on Form 8-K contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and results of operations, including adjusted net income (loss) per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 28, 2023. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation), the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2023

THE CHILDREN’S PLACE, INC.

By:	/s/ Jane Elfers
Name:	Jane Elfers
Title:	President and Chief Executive Officer

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